1 Adjusted EBITDA is a non-GAAP financial measure and is defined in the Non-GAAP Financial Measures section of this press release. For a reconciliation of
Adjusted EBITDA to U.S. GAAP (as defined below) net income, see the schedule titled “Reconciliation of Non-GAAP Financial Measures.”
2 Housing starts is based on the trailing twelve months for the periods ended September 30, 2026 and 2025 as reported by the United States Census Bureau.

Exhibit 99.1
Press Release

Simpson Manufacturing Co., Inc.
Announces 2026 Third Quarter Financial Results and Updates 2026 Guidance
2026 Third Quarter Highlights

●	Net sales of $638.1 million increased 2.3% year-over-year
●	Income from operations of $141.0 million increased 0.2% year-over-year
●	Net income per diluted share of $2.68 increased 3.9% year-over-year
●	Repurchased $66.3 million of common stock during the quarter
●	Approved a new $1.0 billion share repurchase authorization
●	Declared a $0.30 per share dividend
Pleasanton, CA - October 26, 2026: Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today announced its financial results for the third quarter of 2026. All comparisons below (which are generally indicated by words such as “increased,” “decreased,” “remained,” or “compared to”), unless otherwise noted, are comparing the quarter ended September 30, 2026 with the quarter ended September 30, 2025. In the first quarter of 2026, the Company reclassified certain software amortization costs related to the Company's component manufacturing efforts from general and administrative expense to cost of sales. Additionally, for the year ended December 31,
2025, the Company reclassified certain quality assurance costs from general and administrative expense to cost of sales. The financial results for the three and nine months ended September 30, 2025 have been recast for comparison purposes and to conform to the current period classification, with $1.6 million and $4.6 million of costs being reclassified from general and administrative expense to cost of sales. The reclassification did not have any impact on the total income from operations.
Consolidated 2026 Third Quarter Highlights

	Three Months Ended		Year-Over-	Nine Months Ended		Year-Over-
	September 30,		Year	September 30,		Year
	2026	2025	Change	2026	2025	Change
	(In thousands, except per share data and percentages)
Net sales	$638,130	$623,513	2.3%	$1,897,170	$1,793,463	5.8%
Gross profit	291,583	287,671	1.4%	875,667	831,128	5.4%
Gross profit margin	45.7%	46.1%		46.2%	46.3%
Total operating expenses	150,498	160,700	(6.3)%	455,574	461,734	(1.3)%
Income from operations	141,009	140,743	0.2%	424,756	383,306	10.8%
Operating income margin	22.1%	22.6%		22.4%	21.4%
Net income	$109,124	$107,444	1.6%	$324,382	$288,869	12.3%
Net income per diluted common share	$2.68	$2.58	3.9%	$7.90	$6.89	14.7%
Adjusted EBITDA[1]	$167,239	$155,712	7.4%	$502,683	$437,779	14.8%

	Trailing Twelve Months Ended		Year-Over-
	September 30,		Year
	2026	2025	Change
	(In thousands, except percentages)
Total U.S. Housing starts[2]	1,344	1,370	(1.9)%

Management Commentary
“Our third quarter performance reflects the resilience of our business and continued progress against our key growth initiatives despite a challenging market environment,” said Mike Olosky, President and Chief Executive Officer of Simpson
Manufacturing Co., Inc. “Net sales increased 2.3% year-over-year to $638.1 million, supported by our pricing actions, while global volumes remained relatively flat. We continued to outperform the majority of our relevant end markets and delivered solid growth across several key areas, including residential, commercial, OEM, and component manufacturer. Our teams are continuing to strengthen our position with customers through differentiated product solutions, software and service, while advancing opportunities across a broader range of applications. We also maintained a strong operating margin of 22.1%, demonstrating disciplined cost management and execution despite higher steel costs.”
Mr. Olosky continued, “Looking ahead, demand for our value-added solutions remains encouraging, although we are navigating a more challenging near-term operating environment characterized by housing affordability pressures, higher steel costs and tighter steel availability. We remain disciplined in our approach to pricing and cost management while maintaining the reliable supply, service and technical support our customers expect from Simpson. As we look at 2027, we expect to take additional pricing actions to address the evolving cost environment. We believe the strength of our customer relationships, differentiated market position and continued investments in our key growth initiatives position us well to navigate current market conditions while advancing our long-term growth objectives.”
North America Segment 2026 Third Quarter Financial Highlights
•Net sales of $502.0 million increased 3.8% from $483.6 million primarily due to price increases and higher unit sales volumes.
•Gross margin decreased to 48.4% from 48.7% due to higher material, labor and freight costs as a percentage of net sales.
•Income from operations of $137.0 million increased 9.5% from $125.2 million, primarily due to the increases in net sales as well as lower operating expense including lower personnel costs, professional fees and bad debt reserve charges.
Europe Segment 2026 Third Quarter Financial Highlights
•Net sales of $129.9 million decreased 3.4% from $134.4 million due to decreased unit sales volumes, partly offset by unit price increases. Net sales were negatively affected by approximately $1.6 million in foreign currency translation.
•Gross margin decreased to 36.1% from 37.9%, primarily driven by higher factory and tooling, labor, warehouse and freight costs as a percentage of net sales, partly offset by lower material costs.
•Income from operations of $15.3 million decreased 5.0% from $16.1 million while the operating margin decreased from 12.0% to 11.8%. The decrease was primarily due to lower sales and increased cost of goods sold as percentage of net sales, partly offset by lower operating expenses including lower personnel costs and professional fees. Income from operations was negatively affected by approximately $0.3 million in foreign currency translation.
Refer to the “Segment and Product Group Information” table below for additional segment information (including information about the Company’s Asia/Pacific and Administrative and unallocated other segments).
Corporate Developments
•On October 22, 2026, the Company's Board of Directors (the “Board”) approved a new stock repurchase authorization of $1.0 billion, with no expiration date, superseding the prior $200.0 million authorization.
•On October 22, 2026, the Board declared a quarterly cash dividend of $0.30 per share, estimated to be
$12.1 million in aggregate. The dividend will be payable on January 28, 2027, to the Company's stockholders of record on January 7, 2027.
•For the quarter ended September 30, 2026, the Company repurchased 352,346 shares of common stock in the open market at an average price of $188.25 per share, for a total of $66.3 million. As noted above the
$200.0 million authorization was superseded on October 22, 2026.

•The Company’s sale of unimproved land in Stockton, California, which was originally scheduled to close in the third quarter of 2026, actually closed in the fourth quarter of 2026. Consequently, the estimated $11.0 million net gain on disposal and its effect on income from operations will be recognized in the fourth quarter, rather than the third.
Balance Sheet & 2026 Third Quarter Cash Flow Highlights
•As of September 30, 2026, cash and cash equivalents totaled $491.3 million with total debt outstanding of $308.0 million under the Company's $900 million credit facility.
•Cash flow provided by operating activities of $173.3 million increased by $3.1 million from $170.2 million, primarily due to increased net income and changes in working capital.
•Cash flow used in investing activities of $13.2 million decreased by $2.8 million from $16.0 million primarily due to decreased capital expenditures.
Business Outlook
The Company is updating its prior 2026 financial outlook to reflect actual results of the third quarter as well as its expectations regarding demand trends, cost of sales, and operating expenses. Based on business trends and conditions as of today,
October 26, 2026, the Company's outlook for the full fiscal year ending December 31, 2026, is as follows:
•Consolidated operating margin is estimated to be in the range of 20.0% to 20.5%. The operating margin range includes a projected gain of $11.0 million on the sale of vacant land.
•The effective tax rate is estimated to be in the range of 25.0% to 26.0%, including both federal and state income tax rates as well as international income tax rates, and assuming no tax law changes are enacted.
•Capital expenditures are estimated to be in the range of $80.0 million to $90.0 million.

Conference Call Details
Investors, analysts and other interested parties are invited to join the Company’s 2026 third quarter financial results conference call on Monday, October 26, 2026, at 5:00 pm Eastern Time (2:00 pm Pacific Time). To participate, callers may dial (877)
407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time. The call will be webcast simultaneously and can be accessed through https://viavid.webcasts.com/starthere.jsp?
ei=1777451&tp_key=64d5cfc85c or a link on the Investor Relations section of the Company’s website at https://
ir.simpsonmfg.com/events-and-presentations. For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 8:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on Monday, November 9,
2026 by dialing (844) 512–2921 (U.S. and Canada) or (412) 317–6671 (International) and entering the conference ID:
13762883. The webcast will remain posted on the Investor Relations section of the Company's website for 90 days.
A copy of this earnings release will be available prior to the call, accessible through the Investor Relations section of the
Company's website at ir.simpsonmfg.com.

About Simpson Manufacturing Co., Inc.
Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiaries, including Simpson Strong-
Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing fiber materials. The Company primarily supplies its building product solutions to both the residential and commercial markets in North America and Europe. The Company's common stock trades on the New York Stock Exchange under the symbol “SSD”.
Copies of Simpson Manufacturing's Annual Report to Stockholders and its proxy statements and other Securities and Exchange
Commission (“SEC”) filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports
on Form 8-K, are made available free of charge on the SEC’s website and at the Company's website on the same day they are filed with the SEC. To view these filings, visit the SEC’s website at www.sec.gov or the Financials section of the Company's website at ir.simpsonmfg.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. Forward-looking statements generally can be identified by words such as “anticipate,” “believe,” “estimate,”
“expect,” “intend,” “plan,” “outlook,” “target,” “continue,” “predict,” “project,” “change,” “result,” “future,” “will,” “could,”
“can,” “may,” “likely,” “potentially,” or similar expressions. Forward-looking statements are all statements other than those of historical fact and include, but are not limited to, statements about future financial and operating results, our plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales and market growth, comparable sales, earnings and performance, stockholder value, effective tax rates, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, our strategic initiatives, including the impact of these initiatives on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing. Forward-looking statements in this press release include, but are not limited to, statements regarding: anticipated consolidated operating margin for 2026; expected gain on the sale of vacant land; estimated effective tax rate for 2026; and
projected capital expenditures for 2026.
Forward-looking statements are subject to inherent uncertainties, risks and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed in or implied by our forward-looking statements include the cyclicality and impact of general economic conditions;
the impact of rising interest rates on cost of capital. higher pricing pressure and lower housing and end-consumer demand; the effect of tariffs and international trade policies on our business operations; the effects of inflation and labor and supply shortages on our operations and the operations of our customers, suppliers and business partners; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; the impact of foreign currency fluctuations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; and those other risks discussed in the “Risk Factors” and “Management's Discussion and Analysis of
Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, subsequent
Quarterly Reports on Form 10-Q and other reports we file with the SEC.
We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are urged to carefully review and consider the various disclosures made in our reports filed with the SEC that advise of the risks and factors that may affect our business, results of operations and financial condition.
Non-GAAP Financial Measures
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting
Principles in the United States (“GAAP”). Since not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. The Company uses Adjusted EBITDA as an additional financial measure in evaluating the ongoing operating performance of its business
Adjusted EBITDA excludes the impact of items including acquisition, integration and restructuring related expenses; non-
qualified deferred compensation adjustments; severance costs; net loss or gain on foreign exchange; and net loss or gain on disposal of assets. The Company believes Adjusted EBITDA allows it to assess operating trends on a consistent basis from period to period, perform analytical comparisons, and identify strategies to improve operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. See the Reconciliation of Non-GAAP Financial Measures below.
The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude provision for income taxes, depreciation and amortization, acquisition integration and restructuring costs, non-qualified compensation adjustments, lease termination costs, severance costs, net loss or gain on disposal of assets, interest income or expense and other financing costs, and foreign exchange and other expense (income).

Simpson Manufacturing Co., Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$638,130	$623,513	$1,897,170	$1,793,463
Cost of sales	346,547	335,842	1,021,503	962,335
Gross profit	291,583	287,671	875,667	831,128
Research and development and engineering expense	18,907	20,793	55,538	61,399
Selling expense	54,928	56,123	162,239	166,730
General and administrative expense	76,663	83,784	237,797	233,605
Total operating expense	150,498	160,700	455,574	461,734
Acquisition and integration related costs	141	309	892	449
Net gain on disposal of assets	(65)	(14,081)	(5,555)	(14,361)
Income from operations	141,009	140,743	424,756	383,306
Interest income and other finance costs, net	4,665	2,317	13,294	4,315
Other & foreign exchange loss, net	679	777	(4,508)	151
Income before taxes	146,353	143,837	433,542	387,772
Provision for income taxes	37,229	36,393	109,160	98,903
Net income	$109,124	$107,444	$324,382	$288,869
Earnings per common share:
Basic	$2.69	$2.59	$7.92	$6.92
Diluted	$2.68	$2.58	$7.90	$6.89
Weighted average shares outstanding:
Basic	40,612	41,520	40,932	41,737
Diluted	40,738	41,704	41,059	41,903
Cash dividends declared per common share	$0.30	$0.29	$0.89	$0.86
Other data:
Depreciation and amortization	$26,042	$22,999	$76,990	$63,516
Pre-tax equity-based compensation expense	$6,912	$5,829	$21,854	$18,734

Simpson Manufacturing Co., Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	September 30,		December 31,
	2026	2025	2025
Cash and cash equivalents	$491,251	$297,304	$384,138
Trade accounts receivable, net	409,361	395,353	302,688
Inventories	511,886	591,877	594,192
Other current assets	58,637	64,834	71,485
Total current assets	1,471,135	1,349,368	1,352,503
Property, plant and equipment, net	609,959	613,896	627,854
Operating lease right-of-use assets	104,529	94,363	115,060
Goodwill	542,472	557,836	558,521
Intangible assets, net	357,129	392,517	387,729
Other noncurrent assets	39,551	37,443	31,959
Total assets	$3,124,775	$3,045,423	$3,073,626

Trade accounts payable	$111,922	$103,593	$91,467
Long-term debt, current portion	15,000	22,500	15,000
Accrued liabilities and other current liabilities	309,004	277,204	275,328
Total current liabilities	435,926	403,297	381,795
Operating lease liabilities, net of current portion	85,777	76,599	96,819
Long-term debt, net of current portion and issuance costs	289,829	346,709	355,509
Deferred income tax	110,857	94,088	99,792
Other long-term liabilities	53,034	111,437	104,234
Non-qualified deferred compensation plan awards	4,173	6,653	5,715
Stockholders’ equity	2,145,179	2,006,640	2,029,762
Total liabilities, mezzanine equity, and stockholders’ equity	$3,124,775	$3,045,423	$3,073,626

Simpson Manufacturing Co., Inc. and Subsidiaries
Segment and Product Group Information
(In thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2026	2025	change*	2026	2025	change*
Net Sales by Reporting Segment
North America	$501,951	$483,606	3.8%	$1,486,166	$1,396,993	6.4%
Percentage of total net sales	78.7%	77.6%		78.3%	77.9%
Europe	129,887	134,431	(3.4)%	394,425	381,688	3.3%
Percentage of total net sales	20.4%	21.6%		20.8%	21.3%
Asia/Pacific	6,292	5,476	14.9%	16,579	14,782	12.2%
	$638,130	$623,513	2.3%	$1,897,170	$1,793,463	5.8%
Net Sales by Product Group**
Wood Construction	$534,089	$524,439	1.8%	$1,600,067	$1,520,283	5.2%
Percentage of total net sales	83.7%	84.1%		84.3%	84.8%
Concrete Construction	102,500	97,800	4.8%	293,038	269,885	8.6%
Percentage of total net sales	16.1%	15.7%		15.4%	15.0%
Other	1,541	1,274	N/M	4,065	3,295	N/M
	$638,130	$623,513	2.3%	$1,897,170	$1,793,463	5.8%
Gross Profit (Loss) by Reporting Segment
North America	$243,148	$235,589	3.2%	$726,018	$688,903	5.4%
North America gross margin	48.4%	48.7%		48.9%	49.3%
Europe	46,935	51,014	(8.0)%	145,658	139,311	4.6%
Europe gross margin	36.1%	37.9%		36.9%	36.5%
Asia/Pacific	2,091	2,077	N/M	5,738	5,336	N/M
Administrative and unallocated other	(591)	(1,009)	N/M	(1,747)	(2,422)	N/M
	$291,583	$287,671	1.4%	$875,667	$831,128	5.4%
Income (Loss) from Operations
North America	$137,024	$125,179	9.5%	$413,321	$366,516	12.8%
North America operating margin	27.3%	25.9%		27.8%	26.2%
Europe	15,316	16,119	(5.0)%	42,102	41,097	2.4%
Europe operating margin	11.8%	12.0%		10.7%	10.8%
Asia/Pacific	409	555	N/M	599	828	N/M
Administrative and unallocated other	(11,740)	(1,110)	N/M	(31,266)	(25,135)	N/M
	$141,009	$140,743	0.2%	$424,756	$383,306	10.8%

*	Unfavorable percentage changes are presented in parentheses, if any.
**	The Company manages its business by geographic segment but presents sales by product group as additional information.
N/M	Statistic is not material or not meaningful.

Simpson Manufacturing Co., Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income	$109,124	$107,444	$324,382	$288,869
Provision for income taxes	37,229	36,393	109,160	98,903
Interest income, net and other financing costs	(4,665)	(2,317)	(13,294)	(4,315)
Depreciation and amortization	26,042	22,999	76,990	63,516
Other*	(491)	(8,807)	5,445	(9,194)
Adjusted EBITDA**	$167,239	$155,712	$502,683	$437,779
.

*
Includes acquisition integration and restructuring related expenses, non-qualified deferred compensation adjustments, severance costs, other &
foreign exchange loss net, and net loss or gain on disposal of assets.

**	Includes certain reclassifications in the three and nine months ended September 30, 2025, to conform to the current period presentation.
CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400